UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2022

VENTYX BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40928	83-2996852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

662 Encinitas Blvd
Suite 250
Encinitas, California 92024
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 593-4832

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VTYX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On September 17, 2022, Ventyx Biosciences, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain qualified institutional buyers and institutional accredited investors (each, a “Purchaser” and collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers 5,350,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at an offering price of $33.00 per Share. The gross proceeds of the Private Placement are expected to be approximately $176.6 million, before deducting placement agent fees and other expenses. The private placement was led by Redmile Group, with participation by Boxer Capital, Braidwell LP, EcoR1 Capital, Vivo Capital, Great Point Partners, LLC, Adage Capital Management, Logos Capital, Maven Investment Partners US, Acuta Capital Partners, CaaS Capital Management, Driehaus Capital Management, Woodline Partners LP and Walleye Capital and other investors, including two large mutual funds. The Private Placement is expected to close on September 20, 2022, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Private Placement, together with existing cash and cash equivalents, to fund the clinical development of VTX958, VTX002, VTX2735 and VTX3232, the preclinical development of other programs, research activities and working capital and other general corporate purposes. With the proceeds from the Private Placement, the Company expects to extend its cash runway into 2025. This cash estimate is a preliminary estimate and is based on information available to management as of the date of the Private Placement, and these estimates could change.

Morgan Stanley & Co. LLC, Jefferies LLC, Piper Sandler & Co. and LifeSci Capital LLC are acting as the placement agents (together, the “Placement Agents”) for the Private Placement and the Company has agreed to pay customary placement fees and reimburse certain expenses of the Placement Agents. The Company entered into a letter agreement with the Placement Agents regarding their engagement as placement agents, pursuant to which the Placement Agents agreed to act as placement agents for the Private Placement.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. Pursuant to the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of shares of the Company’s securities for a period beginning on the date of the Purchase Agreement until the close of trading on the date that is two trading days immediately following the Company’s public release of earnings for its third quarter ending September 30, 2022, subject to certain exceptions.

The Shares to be issued pursuant to the Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and will be issued pursuant to the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchasers. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Shares described herein.

Registration Rights Agreement

In connection with the Private Placement, the Company and the Purchasers entered into a Registration Rights Agreement, dated September 17, 2022 (the “Registration Rights Agreement”), providing for the registration for resale of the Shares that are not then registered on an effective registration statement, pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) on or prior to November 1, 2022. The Company has agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as possible, but in no event later than November 3, 2022, and to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been sold pursuant to a registration statement under the Securities Act or under Rule 144 as promulgated by the SEC under the Securities Act.

The Company has granted the Purchasers customary indemnification rights in connection with the Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing description of the Purchase Agreement and Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement and form of Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure

On September 19, 2022, the Company issued a press release announcing the Private Placement and providing an update on its cash runway. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding management’s beliefs regarding the Company’s cash runway following the closing of the Private Placement. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation, market risks and other market conditions; the risk that the conditions to the closing of the Private Placement are not satisfied; potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the ongoing global outbreak of the COVID-19 pandemic, or from the ongoing military conflict in Ukraine, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing, which may be impacted by disruptions in the supply chain, including raw materials needed for manufacturing, animals used in research, delays in site activations and enrollment of clinical trials; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of the Company’s clinical trials and preclinical studies for its product candidates; interim results not necessarily being predictive of final results; the potential of one or more outcomes to materially change as the trial continues and more patient data become available and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; the Company’s ability to obtain and maintain intellectual property protection for its product candidates; the use of capital resources by the Company sooner than expected; and other risks described in the Company’s filings with the SEC, including in Part II, Item 1A (Risk Factors) of the Company’s Quarterly Report on Form 10-Q filed on August 15, 2022, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement, dated September 17, 2022, by and among the Company and the Purchasers

10.2	Form of Registration Rights Agreement, dated September 17, 2022, by and among the Company and the Purchasers

99.1	Press release issued by the Company on September 19, 2022, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2022	Ventyx Biosciences, Inc.

	By:	/s/ Raju Mohan
Raju Mohan, Ph.D.
Chief Executive Officer